UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2025

HIGH WIRE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53461	81-5055489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification ID No.)

30 North Lincoln Street

Batavia, IL 60510

(Address of principal executive offices)

(952) 974-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On September 25, 2025, the Company entered into a non-binding Letter of Intent (“LOI”) with Thoth Aerospace Inc., a New York corporation, and its sole shareholder.

The LOI contemplates that High Wire Networks, Inc. would acquire 100% ownership of Elevation Aerospace Inc. in a transaction to be structured as an equity exchange. Key terms include: continuation of Thoth Aerospace’s management and employees post-closing, delivery of audited or unaudited financial statements sufficient to comply with Item 9.01 of Form 8-K, an exclusive negotiation period of 30 days (extendable by mutual agreement), and binding provisions relating to exclusivity, confidentiality, and a 1% break-up fee in case of breach. The transaction remains subject to due diligence, final board approval, execution of a definitive acquisition agreement, and customary closing conditions.

Item 2.01 – Completion of Acquisition or Disposition of Assets

On August 13, 2025, the Company and its subsidiaries completed the sale of substantially all operating assets of its Managed Security Services and Voice Network divisions to wholly-owned subsidiaries of Tego Cyber Inc. (OTCQB: TGCB).

●	OW Cyber LLC, a subsidiary of Tego Cyber, acquired substantially all assets of High Wire Networks, Inc. related to the managed cybersecurity business for total consideration of 750,000 shares of Tego Cyber’s Series B Preferred Stock (stated value $3.0 million) and assumption of certain liabilities.

●	Secure Voice LLC, a subsidiary of Tego Cyber, acquired substantially all assets of Secure Voice Corp., High Wire’s wholesale voice network subsidiary, for total consideration of 250,000 shares of Tego Cyber’s Series B Preferred Stock (stated value $1.0 million) and assumption of certain liabilities.

In connection with the transactions, Helena Global Investment Opportunities 1 Ltd. (“Helena”), the Company’s senior secured lender, provided a limited release of its security interests in the assets conveyed to OW Cyber and Secure Voice in exchange for $300,000 stated value of Tego Cyber’s Series A Preferred Stock as partial satisfaction of High Wire’s secured debt obligations. Helena’s correspondence dated August 15, 2025 confirmed its consent to the transactions and retention of its perfected security interest in all remaining assets of High Wire and its subsidiaries until the remaining balance of $150,000 is repaid in full.

Item 5.02 – Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 9, 2025, Stephen LaMarche resigned from the Company’s Board of Directors. On July 11, 2025, Curtis E. Smith resigned as Chief Financial Officer of the Company. On July 17, 2025, Peter Kruse resigned from the Board of Directors, effective July 9, 2025. No disputes or disagreements with management, operations, policies, or practices of the Company were reported by the resigning directors or officer.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement between High Wire Networks, Inc. and OW Cyber LLC dated August 13, 2025
10.2	Asset Purchase Agreement between Secure Voice Corp. and Secure Voice LLC dated August 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGH WIRE NETWORKS, INC.

By:	/s/ Mark W. Porter
Mark W. Porter Chief Executive Officer Date: October 14, 2025

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